                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                              M/A/R/C/ Group, Inc.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.
     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                               THE M/A/R/C GROUP
                           7850 NORTH BELT LINE ROAD
                              IRVING, TEXAS 75063

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD APRIL 17, 1997

To the Shareholders of
  The M/A/R/C Group:

     NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Shareholders (the "Annual Meeting") of The M/A/R/C Group, a Texas corporation ("M/A/R/C"), will be held at M/A/R/C's principal offices, 7850 North Belt Line Road, Irving, Texas 75063, on Thursday, April 17, 1997, at 10 a.m., Dallas time, for the following purposes:

          1. To elect three directors to hold office until the Annual Meeting of Shareholders to be held in 2000 or until their successors shall be elected and qualified;

          2. To consider and vote on a proposal to adopt The M/A/R/C Group 1997 Stock Option Plan (with Limited Stock Appreciation Rights); and

          3. To transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

     Only shareholders of record at the close of business on March 6, 1997, are entitled to notice of and to vote at the Annual Meeting or any adjournment(s) thereof.

     You are cordially invited and urged to attend the Annual Meeting. Whether or not you expect to attend in person, you are urged to promptly mark, sign, date, and mail the enclosed form of proxy so that your shares of stock may be represented and voted in accordance with your wishes and in order that the presence of a quorum may be assured at the Annual Meeting. Your proxy will be returned to you if you are present at the Annual Meeting and request its return in the manner provided for revocation of proxies as set forth in the enclosed Proxy Statement.

                                            By Order of the Board of Directors

                                            /s/ HAROLD R. CURTIS

                                            HAROLD R. CURTIS
                                            Secretary

March 18, 1997
Irving, Texas

                               THE M/A/R/C GROUP
                           7850 NORTH BELT LINE ROAD
                              IRVING, TEXAS 75063

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 17, 1997

                            SOLICITATION OF PROXIES

     This Proxy Statement and the accompanying form of proxy are being mailed to the shareholders of The M/A/R/C Group, a Texas corporation ("M/A/R/C"), on March 18, 1997, in connection with the solicitation of proxies by the Board of Directors of the Corporation to be voted at M/A/R/C's 1997 Annual Meeting of Shareholders to be held Thursday, April 17, 1997, at 10 a.m., Dallas time, at M/A/R/C's principal offices, 7850 North Belt Line Road, Irving, Texas 75063, and any adjournment(s) thereof (the "Annual Meeting"), for the purposes set forth below. In addition to the solicitation of proxies by use of the mail, officers and regular employees of M/A/R/C may solicit the return of proxies by personal interview, mail, telephone, and telegraph. The officers and employees will not be additionally compensated but will be reimbursed for out-of-pocket expenses. Brokerage houses and other custodians, nominees, and fiduciaries will be requested to forward solicitation materials to the beneficial owners of stock. The cost of preparing, printing, assembling, and mailing the accompanying Notice of Annual Meeting of Shareholders, this Proxy Statement, the accompanying proxy, any additional material, the cost of forwarding solicitation material to the beneficial owners of stock, and other costs of solicitation will be borne by M/A/R/C. In addition, M/A/R/C expects to pay fees not to exceed $15,000, plus reasonable out-of-pocket expenses, for assistance by D. F. King & Co., Inc., a professional solicitation firm, in soliciting proxies.

                                 ANNUAL REPORT

     The Annual Report to Shareholders covering the Corporation's fiscal year ended December 31, 1996 (the "Annual Report"), is included with this Proxy Statement. The Annual Report does not form any part of the material for the solicitation of proxies.

                            REVOCABILITY OF PROXIES

     M/A/R/C encourages the personal attendance of the shareholders at its Annual Meeting of Shareholders, and the giving of a proxy does not preclude the right to vote in person should any shareholder giving a proxy so desire. Any shareholder giving a proxy has the unconditional right to revoke his proxy at any time prior to the voting thereof, either in person at the Annual Meeting or by giving written notice to M/A/R/C addressed to Mr. Harold R. Curtis, Secretary, The M/A/R/C Group, 7850 North Belt Line Road, Irving, Texas 75063. But the notice of revocation must be received at or prior to the Annual Meeting.

                            PURPOSES OF THE MEETING

     The Annual Meeting is to be held for the following purposes:

          (1) To elect three directors to hold office until the Annual Meeting of Shareholders to be held in 2000 or until their successors shall be elected and qualified;

          (2) To consider and vote on a proposal to adopt the M/A/R/C Group 1997 Stock Option Plan; and (with Limited Stock Appreciation Rights).

          (3) To transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

     The Board of Directors knows of no matters, other than those stated above, to be presented for consideration at the Annual Meeting.

                               VOTING SECURITIES

     The record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting was the close of business on March 6, 1997 (the "Record Date"). As of the Record Date, there were 4,975,462 shares of M/A/R/C's common stock, $1.00 par value per share, issued and outstanding, all of which are entitled to vote. M/A/R/C's Articles of Incorporation prohibit cumulative voting. Holders of common stock of record as of the Record Date will be entitled to one vote per share on all matters to be acted upon at the Annual Meeting, and all shares of common stock will vote as a single class on each matter.

                                     QUORUM

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum to transact business at the Annual Meeting. If a quorum is not present or represented at the Annual Meeting, the shareholders entitled to vote at the Annual Meeting, who are present in person or represented by proxy, have the power to adjourn the Annual Meeting from time to time, without notice other than by announcement at the Annual Meeting, until a quorum is present or represented. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original Annual Meeting.

                       ACTION TO BE TAKEN UNDER THE PROXY

     Proxies in the accompanying form that are properly executed and returned will be voted at the Annual Meeting in accordance with the instructions thereon. Any proxy upon which no instructions have been indicated with respect to a specified matter will be voted as follows with respect to the matter:

          (1) FOR election of the nominees for director named in this Proxy Statement;

          (2) To consider and vote on a proposal to adopt the M/A/R/C Group 1997 Stock Option Plan (with Limited Stock Appreciation Rights); and

          (3) At the discretion of the holders of such proxies, as to the transaction of such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

                                       I.

                             ELECTION OF DIRECTORS

BOARD OF DIRECTORS

     The Board of Directors consists of nine members divided into three classes. As of the Record Date, there are six members serving. Currently there are three vacancies on the Board. Directors elected at an annual meeting of shareholders serve until the third following annual meeting of shareholders or until their respective successors are elected and qualified.

NOMINEES

     The terms of two directors (Sharon M. Munger and Thomas J. Tierney) expire at the Annual Meeting. Three nominees are proposed to be elected as directors at the Annual Meeting to serve until the annual meeting of shareholders to be held in 2000 or until their respective successors are elected and qualified. If any nominee becomes unavailable to serve for any reason, the persons named in the form of proxy are expected to vote for the election of another person as the Board of Directors may recommend in the nominee's stead. The Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve if elected. To the knowledge of M/A/R/C's management, each nominee intends to serve the entire term for which election is sought. The nominees are:

            NAME                             POSITION HELD WITH M/A/R/C
            ----                             --------------------------
Sharon M. Munger             Director, Chief Executive Officer, and President
Thomas J. Tierney            Director
Edward R. Anderson                                       --

     See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT," "INFORMATION CONCERNING THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD," "EXECUTIVE COMPENSATION," and "CERTAIN TRANSACTIONS."

RECOMMENDATION AND REQUIRED AFFIRMATIVE VOTE

     The affirmative vote of a majority of the shares of common stock represented in person or by proxy and entitled to vote at the Annual Meeting is required to elect a nominee for director.

     THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF EACH NOMINEE.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table contains information concerning the number of shares of common stock owned beneficially as of the Record Date by (i) each person known to M/A/R/C to own more than 5% of the outstanding common stock, (ii) each director and nominee for director of M/A/R/C, and (iii) all present directors and corporate officers of M/A/R/C as a group.

                                                        AMOUNT               PERCENTAGE OF
               NAME AND ADDRESS                      BENEFICIALLY            COMMON STOCK
              OF BENEFICIAL OWNER                      OWNED(1)               OUTSTANDING
              -------------------                    ------------            -------------
M/A/R/C Inc. Employee Stock Ownership Trust             696,592(2)                14.0%
  c/o Scudder Trust Company
       5 Industrial Way
       Salem, NH 03079
Heartland Advisors, Inc.                                466,950                    9.4%
  790 North Milwaukee Street
  Milwaukee, Wisconsin 53202
Brinson Partners, Inc.                                  544,590(3)                10.9%
  209 South LaSalle
  Chicago, Illinois 60604-1295
Cecil B. Phillips                                       310,530(2)(4)              6.2%
  7850 North Belt Line Road
  Irving, Texas 75063
Elmer L. Taylor, Jr.                                     32,310(5)                   *
  Route 1, Box 252
  Jacksboro, Texas 76458
Sharon M. Munger                                        392,911(6)                 7.9%
  7850 North Belt Line Road
  Irving, Texas 75063
Jack D. Wolf                                            221,781(7)                 4.5%
  7850 North Belt Line Road
  Irving, Texas 75063
Thomas J. Tierney                                        31,036(2)                   *
  2301 North Akard
  Suite 300
  Dallas, Texas 75201
Rolan G. Tucker                                          13,755(2)                   *
  200 Walnut Hill Ave., No. 5
  Hillsboro, Texas 76645
Edward R. Anderson                                                                   *
  10100 North Central Expressway
  Dallas, TX 75231
All directors and executive officers                  1,098,511(9)                22.1%
  as a group (10 persons)

---------------

(1) Unless otherwise indicated, each person or group has sole voting and dispositive power with respect to all these shares.

(2) The Trustee of the Employee Stock Ownership Trust (the "ESOT") votes the shares held by the ESOT as directed by the beneficiaries of the ESOT. Except in certain limited circumstances, the Trustee may acquire and dispose of the assets of the ESOT only as the Administrative Committee of the ESOT directs. The Administrative Committee presently consists of Cecil
     B. Phillips, Thomas J. Tierney, and Rolan G. Tucker. As members of the Committee, these persons may be deemed to share investment power with respect to the shares held by the ESOT. The shares held by the ESOT are not included in the number of shares reflected in the table as being owned by these persons.

(3) Includes shares held by Brinson Trust Company, Brinson Holdings, Inc., SBC Holding (USA), Inc. and Swiss Bank Corporation. Brinson Trust Company is a wholly-owned subsidiary of Brinson Partners, Inc.; Brinson Partners, Inc. is a wholly-owned subsidiary of Brinson Holdings, Inc.; Brinson Holdings, Inc., is a wholly-owned subsidiary of SBC Holding (USA), Inc.; and SBC Holding (USA), Inc. is a wholly-owned subsidiary of Swiss Bank Corporation.

(4) Includes 78,048 shares owned by Mr. Phillips' spouse and 58,471 shares held in individual retirement accounts for the primary benefit of Mr. Phillips and his spouse. Does not include (i) 142,500 shares subject to being acquired by Mr. Phillips under stock options exercisable within 60 days of the Record Date, (ii) 7,500 shares subject to being acquired by Mr. Phillips' spouse under stock options exercisable within 60 days of the Record Date, and (iii) 1,349 shares allocated to the ESOT accounts of Mr. Phillips' spouse.

(5) Does not include 5,628 shares subject to being acquired by Mr. Taylor under stock options exercisable within 60 days of the Record Date.

(6) Does not include Ms. Munger's beneficial interest in 25,450 shares allocated to her accounts with the ESOT or 75,000 shares subject to being acquired by Ms. Munger under a warrant exercisable within 60 days of the Record Date.

(7) Does not include Mr. Wolf's beneficial interest in 20,573 shares allocated to his accounts with the ESOT.

(8) Does not include the beneficial interests of these persons in shares allocated to their accounts with the ESOT or shares subject to stock options or stock warrants exercisable within 60 days of the Record Date.

  *  Less than 1%.

                 INFORMATION CONCERNING THE BOARD OF DIRECTORS
                          AND COMMITTEES OF THE BOARD

IDENTIFICATION OF DIRECTORS

     The names, ages, and related information of the nominees and all directors of the Corporation as of March 6, 1997, appear below.

                                    NOMINEES

                                                         PRESENT OFFICE(S)            DIRECTOR
                  NAME                     AGE        HELD IN THE CORPORATION          SINCE
                  ----                     ---        -----------------------         --------
Thomas J. Tierney                          65    Director                               1982
Sharon M. Munger                           50    Director, Chief Executive Officer,     1983
                                                 and President
Edward R. Anderson                         50    --                                       --

     Mr. Thomas J. Tierney has been Chairman of the Board of Corporate Communications Center, Inc. for more than the past five years. Mr. Tierney was Chairman of the Board of Southwest Newswire, Inc., a company engaged in news distribution, for more than five years prior to January 1988. For more than five years prior to December 1986, when he resigned these positions, Mr. Tierney was Vice President of Criterion Capital, a venture capital company, and Browning-Ferris Industries. Mr. Tierney has served as a member of the Board of Directors of Allwaste, Inc. (NASDAQ -- "ALWS"), Houston, Texas, since 1989, and of Comerica Texas since April 1991. Comerica Texas is a subsidiary of Comerica Corporation (NYSE -- "CMA").

     Ms. Sharon Munger assumed the duties of Chief Executive Officer of M/A/R/C in August 1993, in addition to her responsibilities as President. She had served as President and Chief Operating Officer since November 1986. From December 1984 through November 1986, Ms. Munger served as Executive Vice President of M/A/R/C and President and Chief Operating Officer of M/A/R/C's Marketing Services Group. Ms. Munger has served in various executive positions with M/A/R/C and its subsidiaries since January 1978.

     Mr. Edward R. Anderson has been President and Chief Executive Officer of CompuCom Systems, Inc., a leading provider of personal computer products and services to large and medium sized businesses throughout the United States, since January 1994. Mr. Anderson served as CompuCom's Chief Operating officer from August 1993 through December 1993. Prior to joining CompuCom
(NASDAQ -- "CMPC"), Mr. Anderson served from May 1988 to July 1993 as President and Chief Operating Officer of Computerland Corporation (now known as Vanstar), a computer reseller.

                      DIRECTORS WHOSE TERMS EXPIRE AT THE
               ANNUAL MEETING OF SHAREHOLDERS TO BE HELD IN 1998

                                                         PRESENT OFFICE(S)            DIRECTOR
                  NAME                     AGE        HELD IN THE CORPORATION          SINCE
                  ----                     ---        -----------------------         --------
Cecil B. Phillips                          72    Director and Chairman                  1981
                                                 of the Board
Rolan G. Tucker                            72    Director                               1983
Jack D. Wolf                               43    Executive Vice President               1995

     Mr. Cecil B. Phillips served as Director, Chairman of the Board, and Chief Executive Officer of M/A/R/C from May 1983 to August 1993 when he relinquished the title of Chief Executive Officer. As

Chairman of the Board, he continues as an active M/A/R/C employee. Mr. Phillips also served as Chairman of the Board of Marketing And Research Counselors, Inc., M/A/R/C's former principal operating subsidiary, from May 1983 until its merger into M/A/R/C in December 1984; President and Chief Operating Officer of M/A/R/C from February 1982 to May 1983; and as President and Chief Executive Officer of Marketing And Research Counselors, Inc., from July 1965 to May 1983.

     Mr. Rolan G. Tucker, a certified public accountant, is active in numerous business and civic affairs. Until 1989, he served as Chairman of the Board of Metropolitan Savings and Loan Association, Dallas, Texas, for a period in excess of five years. From 1976 until 1986, he also was President and Chief Executive Officer of Metropolitan Savings. Mr. Tucker's affiliation with Metropolitan Savings ended in August of 1989 after Metropolitan was placed into receivership by the Office of Thrift Supervision. At the request of federal regulators, Mr. Tucker also served as Chairman of the Board of Horizon Federal Savings and Loan, New Orleans, Louisiana, from May 1987 until February 1989. Mr. Tucker was a member of the Dallas City Council from 1980 to 1983, and he served several terms as a member of the Board of Directors of the Federal Home Loan Bank of Dallas. Mr. Tucker's civic activities include service on the Advisory Board of the Salvation Army, as well as service on the Boards of Directors for the Dallas Rotary Foundation, and his church.

     Mr. Jack D. Wolf is President of M/A/R/C's Targetbase Marketing operating company, a position he assumed in 1990. Prior to that, Mr. Wolf had advanced through the ranks of M/A/R/C into progressively responsible positions. Starting as a data processing manager in 1976, Mr. Wolf was named manager of M/A/R/C's Greensboro, North Carolina office in 1978. He was elected Vice President of M/A/R/C in 1981; Senior Vice President in 1984; and Executive Vice President in 1986. Mr. Wolf is active in several marketing organizations, including service on the Advisory Council for the National Center for Database Marketing. In 1996 he was elected to serve on the Direct Marketing Education Foundation Board of Trustees. In 1997 he became a member of the Master of Science in Marketing Research (MSMR) Advisory Board at The University of Texas at Arlington.

                      DIRECTORS WHOSE TERMS EXPIRE AT THE
               ANNUAL MEETING OF SHAREHOLDERS TO BE HELD IN 1999

                                        PRESENT OFFICE(S)            DIRECTOR
        NAME            AGE          HELD IN THE CORPORATION          SINCE
--------------------    ---     ---------------------------------    --------
Elmer L. Taylor, Jr.    70      Director and Vice Chairman of the      1981
                                Board

     Mr. Elmer L. Taylor, Jr., has been a consultant to M/A/R/C since his retirement from active employment with M/A/R/C in March 1988. He continues to serve as M/A/R/C's Vice Chairman of the Board, a position he has held since his election in December 1984. Mr. Taylor also served as Chairman of the Board of First National Bank at Kennedale, Kennedale, Texas, until it was placed into receivership in 1990. Mr. Taylor served as President of Marketing And Research Counselors, Inc., from May 1983 until its merger into M/A/R/C in December 1984 and as its Executive Vice President from 1968 to May 1983. Mr. Taylor was Chief Operating Officer of Marketing And Research Counselors, Inc., from January 1982 until the merger of Marketing And Research Counselors, Inc. into M/A/R/C in 1984.

FAMILY RELATIONSHIPS

     Ms. Corinne F. Maginnis serves as an Executive Vice President of M/A/R/C at an annual salary of $175,000. Ms. Maginnis is the sister of Director, President, and Chief Executive Officer, Sharon M. Munger.

     Ms. Cathy C. Phillips, formerly Vice President of Corporate Services, consults with M/A/R/C under a contract having a primary term extending through February 28, 1998, at a fee of $96,000 annually. The contract automatically renews unless terminated by either party 30 days prior to any anniversary. Ms. Phillips is the wife of Director and Chairman of the Board, Cecil B. Phillips.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The M/A/R/C Board of Directors held five (5) meetings during the fiscal year ended December 31, 1996, and took certain other action by unanimous consent. Every director attended all of the meetings of the Board of Directors and committees of the Board on which the director served that were held during the period the person was a director, with the exception of the April 18, 1996 Board of Directors meeting and Compensation Committee meeting for which Director Tierney was not present.

     The Board of Directors has established three standing committees: an Executive Committee, an Audit Committee, and a Compensation Committee.

     The Executive Committee consists of Cecil B. Phillips, Chairman, Sharon M. Munger, and Jack D. Wolf. The Executive Committee may exercise all the authority of the Board of Directors in the management of M/A/R/C's business and affairs except as prohibited by law. The Executive Committee held no formal meetings during the fiscal year ended December 31, 1996.

     The members of the Audit Committee are Rolan G. Tucker, Chairman, Thomas J. Tierney, and Elmer L. Taylor, Jr. The Audit Committee is responsible for recommending to the Board an independent accounting firm and, on behalf of the Board of Directors, reviewing the audit performed by the firm's Board of Directors and the auditor's annual report to management. Additionally, the Audit Committee establishes M/A/R/C's investment policies and oversees its investment portfolio. The Audit Committee held two (2) meetings during the fiscal year ended December 31, 1996.

     The Compensation Committee consists of Cecil B. Phillips, Chairman, Thomas
J. Tierney, and Rolan G. Tucker. The Compensation Committee is responsible for reviewing and recommending the various compensation packages offered to M/A/R/C's key executives and administering M/A/R/C's employee benefit plans. The Compensation Committee also administers M/A/R/C's 1983 and 1991 stock option plans. The Compensation Committee held four (4) meetings during the fiscal year ended December 31, 1996.

COMPENSATION OF DIRECTORS

     Each director who is not a M/A/R/C officer or employee is paid a director's fee of $12,000 per annum. In addition, each outside director receives $6,000 per year for each committee of the Board on which the director serves. Officers and employees of M/A/R/C who serve as directors serve without pay beyond their regular compensation. M/A/R/C reimburses all directors and officers for their travel and other necessary business expenses incurred in the performance of their services. Each director who is not an officer or an employee of M/A/R/C is entitled to certain benefits on retirement from M/A/R/C's Board of Directors. To be eligible for these benefits, an outside director must have completed five years of service on M/A/R/C's Board of Directors. Upon the director's retirement from the Board and for a period equal to the total number of years of the director's service on the Board, M/A/R/C will pay the director annual compensation equal to the average of the annual compensation paid to the director in the three (3) highest years of service prior to the director's retirement. These benefits are unfunded general obligations. M/A/R/C accrues a portion of the cost of these benefits annually. The aggregate amount expensed in 1996 was $122,000. The retirement plan for all outside directors whose initial term of service begins after January 24, 1997, has been discontinued.

     M/A/R/C has a noncompetition agreement with Elmer L. Taylor, Jr., Vice Chairman of the Board of Directors, under which Mr. Taylor is obligated not to compete with M/A/R/C through December 31, 1997. Mr. Taylor is compensated at the rate of $60,000 per year, and M/A/R/C also provides other benefits including an automobile, health insurance coverage, life insurance coverage, and reimbursement of expenses incurred on M/A/R/C's behalf.

     See "EXECUTIVE COMPENSATION" and "CERTAIN TRANSACTIONS."

                             EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is responsible for reviewing and recommending the various compensation packages offered to M/A/R/C's key executives. The following report sets out the elements and describes the basis on which 1996 compensation determinations were made by the Committee with respect to M/A/R/C's executive officers.

                         COMPENSATION COMMITTEE REPORT

COMPENSATION PHILOSOPHY

     The Committee follows a series of guidelines when making compensation decisions. The Committee believes that executive compensation programs for M/A/R/C should accomplish the following:

     - Attract, retain, and motivate highly talented individuals and offer competitive levels of annual compensation for their expertise, creativity, and leadership.

     - Provide annual incentive opportunities which focus the executive's efforts and attention on M/A/R/C's annual and long-term business objectives and strategies, and offer awards for meeting M/A/R/C's business goals.

     - Align the executive's long-term vision and thinking with that of M/A/R/C's owners by offering stock-based incentives which link the executive's remuneration to returns experienced by shareholders.

     In general, the Committee believes that it should set executive compensation levels in the 75th percentile or higher of M/A/R/C's peer group in order to attract and retain competent management. The Committee considers information gleaned from public filings by other reporting companies engaged in the marketing research industry, the compensation survey published each year by the Council of American Survey Research Organizations (the primary trade organization for the marketing research industry), and other available industry information. The Committee believes that none of the companies it considered are the companies that form either the S & P 500 composite or the DJ Other Industrial Services composite as shown in the Comparison of Cumulative Shareholder Return Chart at page 14.

COMPENSATION PROGRAMS AND POLICIES

     To meet M/A/R/C's objectives, the Committee administers three components of the executive compensation program:

     - Base Salary

     - Annual Incentive Awards

     - Stock Ownership Programs

     The Committee reviews these programs annually to ensure that they meet M/A/R/C's compensation goals and specifications. The various elements of the compensation program for executive officers are further discussed below:

BASE SALARY

     The Committee believes that in order to retain top talent, it is crucial that M/A/R/C offer competitive levels of base salary to its executives. The Committee sets salary levels by evaluating the performance of the executive and by referencing M/A/R/C's competitive labor market. For the most part, the Committee considers the competitive labor market to be other firms in related segments of the marketing services industry and certain other business services companies. The Committee reviews base salaries annually for competitiveness and makes adjustments as it feels necessary.

     In addition to using market data to set executive salaries, the Committee also takes into consideration each executive's overall experience, expertise, tenure with M/A/R/C, and length of service in the executive's current position when setting appropriate salary levels. The Committee feels that this policy provides stability and offers compensation that is commensurate with each executive's relative position and contribution to M/A/R/C.

ANNUAL INCENTIVE COMPENSATION

     A professional services business is uniquely dependent upon the expertise and motivation of its employees for success. The Committee strongly believes in providing performance incentives that promote the achievement of shared and individual performance goals. Such incentives allow employees to share in the rewards of their collective and individual performance for the Company. The Committee generally relies on the Chief Executive Officer's recommendations when making awards to those who report to the Chief Executive Officer. Bonuses are awarded at the discretion of the Committee and may vary depending upon individual performance and M/A/R/C's overall performance.

     The Committee sets aside a bonus pool each year equal to 18.5% of M/A/R/C's income before taxes after giving effect to the bonus pool calculation. If the income before taxes, adjusted for the bonus pool calculation, exceeds the Committee's predetermined profit objective for the year by at least 17%, the bonus pool expands to 23.125% of M/A/R/C's income before taxes as adjusted to take the bonus pool calculation into account. Conversely, if the income before taxes is less than the profit objective set by the Committee, the bonus pool may be decreased. The predetermined profit objective for 1996 set by the Committee was $6,000,000. Income before taxes, adjusted for the bonus pool calculation, exceeded the objective by more than 17% in 1996.

     The incentive program delivers annual cash awards from the bonus pool to participants based on their individual contributions to M/A/R/C and their operating unit. In past years this bonus generally ranged from 10% to 30% of base salary. Beginning with the 1993 bonus pool, the Committee decided to contribute funds available from the bonus pool to M/A/R/C's employee stock ownership plan (the "ESOP") sufficient to fund the $259,000 annual installment due to M/A/R/C to repay a $2,500,000 borrowing by the ESOP for the purpose of acquiring M/A/R/C's common stock. If the market value (based on the weighted average during the year) of the 20,367 shares released annually to the ESOP participants' accounts is greater than the installment payment, the bonus pool is further decreased by the difference. If the market value is lower than the installment payment, the bonus pool is then increased by the difference. (See the discussion of the ESOP at page 15.) Any balance in the bonus pool remaining after the ESOP contribution is available for cash awards.

     In 1996, the bonus pool was used to reward those persons who achieved predetermined performance objectives. The sum of $1,673,000 was available. The Committee allocated $472,000 of this amount to fund the ESOP contribution. The balance of $1,201,000 was applied to cash bonuses. This money was divided 27% to senior managers, 55% to middle management and 18% to other employees.

STOCK OWNERSHIP PROGRAMS

     The Committee believes that if key executives are given opportunities to own significant levels of M/A/R/C's stock, they will have strong incentives to enhance the value of M/A/R/C. The Committee feels that the best interests of the shareholders are served when there is a link between the executives' compensation and the returns the shareholders receive from ownership. Thus, M/A/R/C favors stock-based programs which deliver stock incentives to executives and allow the executives the opportunity to increase their personal holdings in M/A/R/C. The 1991 Nonstatutory Executive Stock Plan allows for the issuance of stock options. Under this plan, the stock-based instrument will appreciate in value if and only if M/A/R/C's stock appreciates in value from the time of grant. In this manner, shareholders are assured that participants will be motivated to act in a manner that benefits shareholders. The Committee strongly recommends adoption of the 1997 Stock Option Plan by the shareholders.

DISCUSSION OF THE 1996 COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

     Sharon M. Munger was appointed Chief Executive Officer in August 1993, in addition to her responsibilities as President, with no increase in salary. In 1994, 1995, and 1996, the Committee continued Ms. Munger's salary at the 1993 level of $275,000 at her request. Rather than accept an increase in salary, Ms. Munger requested that the Committee tie part of her compensation to increases in the value of the shareholders' equity. Ms. Munger disqualified herself from eligibility for participation in the cash bonus pool in 1994, 1995, and 1996. In 1994, the Committee awarded a warrant entitling Ms. Munger to purchase 75,000 shares of M/A/R/C common stock at $7.17 per share (the market price on the date of grant); and in January 1996 the Committee issued 210,000 shares of restricted common stock to Ms. Munger. The restrictions lapse on 1/15th of the shares for each year Ms. Munger remains in M/A/R/C's employment. Consequently, a substantial portion of the Chief Executive Officer's compensation is tied to increases in shareholder value during her tenure.

CONCLUSION

     The Committee believes that M/A/R/C's compensation programs are reasonable and competitive and offer opportunities for executives to be rewarded for enhancing results. The stock-based incentive programs continue to provide the necessary link between executive performance and shareholder returns.

                           Cecil B. Phillips, Chair,
                           and Thomas J. Tierney, and
                           Rolan G. Tucker, members.

                            As of December 31, 1996.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee is composed of nonemployee directors, except for Cecil B. Phillips, the Chairman of the Committee. Mr. Phillips' base salary is $200,000 per year. In addition, Mr. Phillips received the third annual installment in 1996 under his supplemental executive retirement plan, as discussed at page 18. In addition, an interest-bearing loan made to Mr. Phillips in a prior year had a balance of $175,000 at

December 31, 1996. M/A/R/C also guarantees up to $500,000 of a bank loan to Mr. Phillips. The loan had a balance of $200,000 at December 31, 1996.

SUMMARY TABLE OF EXECUTIVE COMPENSATION

     The following table provides summary information concerning compensation of M/A/R/C's Chief Executive Officer and each of the four other most highly compensated executive officers for the periods indicated:

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM
                                                                              COMPENSATION AWARDS
                                                                             ----------------------
                                   ANNUAL COMPENSATION                        AWARDS      PAYOUTS
                             --------------------------------   RESTRICTED   --------   -----------
                                                 OTHER ANNUAL     STOCK      OPTIONS/    LONG-TERM     ALL OTHER
      NAME AND               SALARY     BONUS    COMPENSATION   AWARDS(S)      SARS      INCENTIVE    COMPENSATION
 PRINCIPAL POSITION    YEAR    ($)       ($)        ($)(1)        ($)(2)       (#)      PAYOUTS ($)      ($)(3)
 ------------------    ----  -------   -------   ------------   ----------   --------   -----------   ------------
Cecil B. Phillips      1996  200,000    75,000     200,000              0       0            0           0
Director and           1995  200,000         0     200,000              0       0            0           0
Chairman of the        1994  200,000         0     400,000              0       0            0           0
Board

Sharon M. Munger       1996  275,000         0           0      2,100,000       0            0         3,580
Director, Chief        1995  275,000         0           0              0       0            0         2,675
Executive Officer,     1994  275,000         0           0              0    75,000          0         1,507
and President

Jack D. Wolf           1996  225,000         0           0      1,050,000       0            0         3,580
Executive Vice         1995  195,000         0           0              0       0            0         2,675
President              1994  180,000    30,000           0              0       0            0         1,507

Jeffrey S. Walters     1996  178,000    21,800           0              0    15,000          0         3,580
Senior Vice            1995  165,000    24,000           0              0       0            0         2,675
President              1994  130,000    31,000           0              0    16,500          0         1,305

Scott E. Bailey        1996  180,000    18,000           0              0    30,000          0         3,580
Executive Vice         1995  157,000    12,000           0              0       0            0         2,675
President              1994  123,000    37,000           0              0    16,500          0         1,633

---------------

(1) Payments under M/A/R/C's supplemental executive retirement plan.

(2) Market value of the restricted stock at the date of grant.

(3) All amounts in this column represent allocations made under M/A/R/C's employee stock ownership plan.

OPTION/SAR EXERCISES AND HOLDINGS

     The following table sets out information with respect to the named executive officers concerning the exercise of options during the last fiscal year and unexercised options and SARs held as of the end of the fiscal year:

              AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTIONS/SAR VALUE

                                                                                      VALUE OF
                                                                   NUMBER OF         UNEXERCISED
                                                                  UNEXERCISED       IN-THE-MONEY
                                                                OPTIONS/SARS AT    OPTIONS/SARS AT
                                                                    FY-END             FY-END
                                                                ---------------    ---------------
                        SHARES ACQUIRED                          EXERCISABLE/       EXERCISABLE/
         NAME             ON EXERCISE      VALUE REALIZED($)     UNEXERCISABLE      UNEXERCISABLE
         ----           ---------------    -----------------    ---------------    ---------------
C. Phillips                 45,000             $399,300             180,000          $1,225,200
                                                                     0                  0
S. Munger                   66,600              476,446              0               $  0
                                                                     0                  0
J. Wolf                     21,915              125,062              0               $  0
                                                                     0                  0
J. Walters                   5,400               45,216              12,900          $   75,800
                                                                     18,600              72,200
S. Bailey                   21,608              150,316              15,900          $   82,300
                                                                     30,600              98,200

COMPARISON OF CUMULATIVE SHAREHOLDER RETURN

     The following graph provides a comparison with the stated indices of the yearly percentage change in M/A/R/C's cumulative total shareholder return on its common stock for a five-year period, as required by the Rules of the U.S. Securities and Exchange Commission:

            COMPARISON OF CUMULATIVE SHAREHOLDER RETURN 1992 - 1996

         MEASUREMENT PERIOD                M/A/R/C         S&P 500 IN-
        (FISCAL YEAR COVERED)                INC               DEX            PEER GROUP
DEC 91                                              100               100               100
DEC 92                                            76.70            107.62            113.92
DEC 93                                            79.18            115.46            125.25
DEC 94                                           126.19            120.03            123.60
DEC 95                                           147.65            165.13            150.99
DEC 96                                           225.91            203.05            168.56

                      Data Source: S&P Compustat Services

                            COMPENSATION UNDER PLANS

ESOP AND 401(K) PLAN

     Substantially all salaried employees, including officers, are eligible to participate in M/A/R/C's Employee Stock Ownership Plan and its related Section 401(k) Plan (the "ESOP and 401(k) Plan"). There were 495 employees participating in the ESOP and 401(k) Plan at December 31, 1996. The ESOP and 401(k) Plan may purchase shares of common stock for the benefit of participating employees. The ESOP and 401(k) Plan may be amended by the Board of Directors at any time. Any amendment could have the effect of increasing the cost of the ESOP and 401(k) Plan to M/A/R/C. No amendment, however, may divert any part of the trust fund for the ESOP and 401(k) Plan to purposes other than the exclusive benefit of participants in the ESOP and 401(k) Plan and their beneficiaries.

     Participating employees may contribute up to the lesser of 10% of their salary or $9,500 (or, if greater, the maximum amount permitted under the applicable Internal Revenue Service regulations) to the ESOP and 401(k) Plan through payroll deductions. M/A/R/C's matching contributions, if any, are determined by the Compensation Committee of the Board of Directors based on M/A/R/C's performance at the close of the fiscal year.

     The ESOP and 401(k) Plan also affords additional investment options, including an equity fund, a fixed income fund, and a bond fund in addition to a M/A/R/C stock fund.

     When a participant in the ESOP and 401(k) Plan terminates employment, he may have a vested benefit in the amounts allocated to his account. The employee is eligible to participate after one year of employment, and vesting occurs at the end of the fifth year of participation.

     In January 1993, the Corporation loaned $2,500,000 to the Employee Stock Ownership Plan for the purpose of acquiring M/A/R/C common stock in the open market or in negotiated transactions. The loan is repayable over a 15-year period with interest at 7.04% per annum. As of the Record Date, 458,277 shares of M/A/R/C common stock had been acquired in open market transactions at an aggregate cost of $2,446,000, or an average of $5.34 per share. As of December 31, 1996, a total of 122,208 shares had been allocated to the ESOP participants. The remaining shares are committed to be released ratably over the remaining life of the ESOP loan. M/A/R/C made a cash contribution of $259,000 to the ESOP for the fiscal year ended December 31, 1996. This contribution provided the funds the ESOP needed to pay the 1996 installment due to M/A/R/C on the loan.

PENSION PLAN

     Substantially all M/A/R/C employees, including officers, are also eligible for participation in M/A/R/C's pension plan (the "Pension Plan"). There were 924 persons participating in the Pension Plan as of January 1, 1996. The Pension Plan provides that it may be amended by the Board of Directors at any time. Any amendment could have the effect of increasing the cost of the Pension Plan to M/A/R/C. No amendment, however, may divert any part of the trust fund for the Pension Plan to purposes other than the exclusive benefit of participants in the Pension Plan and their beneficiaries.

     The cash compensation table does not include the accrual of contributions to the Pension Plan for the account of specified persons, since the Pension Plan is a defined benefit plan, and the accrual in respect of a specified person is not separately or individually calculated by the actuaries for the Pension Plan.

     The Pension Plan provides, in general, for monthly payments to, or on behalf of, each covered employee upon the employee's retirement at his or her social security retirement age, disability, or death, based upon years of service, and the highest average monthly rate of compensation for the five highest consecutive years preceding retirement. The compensation covered by the Pension Plan includes all amounts paid to participants for performance of personal services that are required to be reported as wages for federal income tax purposes.
Average monthly rate of compensation ("Average Monthly Compensation") is determined by averaging pay in the five consecutive years of employment that produce the highest average.

     The Pension Plan provides a lifetime monthly pension commencing at the participant's social security retirement age which is equal to:

          (a) 1.5% of Average Monthly Compensation, multiplied by the number of years of benefit service, less

          (b) 1.25% of the primary social security benefit payable to the participant upon retirement, multiplied by the number of years of benefit service (limited to a maximum of 35 years).

     No participant receives a benefit less than $12.00 per month per year of benefit service.

     The amount of pension actually accrued under the pension formula is payable as a life annuity. If the participant is married, the benefit is payable in the form of an actuarially reduced benefit with 50% of the benefit then payable to the surviving spouse upon the death of the retired participant.

     The following table shows the estimated annual benefits payable at age 65 to persons in specified compensation and benefit service categories (assuming the participant reaches normal retirement during 1996):

               HIGHEST                           ESTIMATED ANNUAL PENSION BENEFIT UPON
             CONSECUTIVE                  RETIREMENT WITH INDICATED YEARS OF CREDITED SERVICE
          FIVE-YEAR AVERAGE             -------------------------------------------------------
                SALARY                     15         20         25          30          35
          -----------------             --------   --------   ---------   ---------   ---------
   $ 40,000...........................   $ 6,356    $ 8,514    $ 10,543    $ 12,771    $ 14,900
     90,000...........................    17,408     23,211      29,014      34,617      40,619
    120,000...........................    24,158     32,211      40,284      48,317      56,369
    160,000...........................    33,158     44,211      55,284      66,317      77,369
    200,000...........................    42,158     56,211      70,284      84,317      98,369
    240,000...........................    51,158     68,211      85,284     102,317     119,369
    280,000...........................    60,188     80,211     100,284     120,317     140,369
    320,000...........................    69,156     92,211     115,264     138,317     161,369

     In no event may the estimated benefit exceed the maximum benefit limitation under Section 415 of the Internal Revenue Code. The maximum benefit allowable under Section 415 during 1996 amounts to $120,000 unless, prior to January 1, 1983, a higher benefit had been accrued under prior law. In that case, the maximum benefit limitation will be the actual benefit accrued subject to a maximum of $136,425. For 1996, earnings in excess of $150,000 were not considered in determining plan benefits. Benefits accrued to December 31, 1988, are protected.

     The credited years of service under the Pension Plan and the current yearly compensation covered by the Pension Plan for M/A/R/C's five most highly compensated executive officers whose compensation during the fiscal year ended December 31, 1996, exceeded $66,000, and who are eligible to participate in the Pension Plan, are as follows:

                                                                                 CURRENT
                                                                 CREDITED      COMPENSATION
                                                                 YEARS OF       COVERED BY
                     NAME OF INDIVIDUAL                          SERVICE           PLAN
                     ------------------                       --------------   ------------
Sharon M. Munger............................................        24           $150,000
Jeffrey S. Walters..........................................        13           $150,000
Jack D. Wolf................................................        21           $150,000
Scott E. Bailey.............................................        14           $150,000
Stephen R. Perry............................................         9           $150,000

1983 STOCK OPTION PLAN

     M/A/R/C's 1983 Stock Option Plan (the "1983 Plan") was adopted by the Board of Directors on March 10, 1983, approved by M/A/R/C's shareholders on July 28, 1983, and amended by the shareholders on July 17, 1986. The 1983 Plan expired by its terms on March 10, 1993, so no longer can options on shares of common stock be granted under this plan. As of December 31, 1996, options to acquire 44,868 shares were outstanding, and 34,668 of these were exercisable. No options have been issued in tandem with SARs as permitted by the 1983 Plan. The 1983 Plan was designed to serve as an incentive for attracting and retaining qualified and competent employees.

     The Compensation Committee of the Board of Directors administers and interprets the 1983 Plan.

     Each option is exercisable after the period or periods specified in the option agreement, but no option is exercisable after the expiration of ten years from the date of grant.

     None of M/A/R/C's five most highly compensated executive officers were granted, or exercised, any stock options under the 1983 Plan during the fiscal year ended December 31, 1996.

KEY EXECUTIVE STOCK PLAN

     M/A/R/C implemented a Key Executive Stock Plan (the "KESP") in the latter part of 1990. Under the KESP, key executives are given the opportunity to purchase warrants to acquire M/A/R/C common shares. The price of the warrants is determined as the fair market value of the warrants as of the date that the warrants are issued, using the Black-Scholes Options Pricing Model. These warrants are not exercisable within the first two years following the purchase, but may be exercised at any time during the following five years. The exercise price is determined as the average daily price of M/A/R/C stock as quoted by NASDAQ in the month preceding the issuance of the warrant. The total number of warrants outstanding at December 31, 1996, under the KESP was 51,300.

     The Board of Directors amended the KESP in January 1993 to authorize the issuance of one share of common stock to be held in tandem with each warrant. The shares are nontransferable and must be forfeited if the executive leaves M/A/R/C's employment or if the corresponding warrant is exercised or sold.

     In conjunction with the adoption of the KESP, M/A/R/C also adopted a bonus plan for key executives that provides for the establishment of a bonus fund consisting of 25% of each annual increase in income before taxes achieved after the base year of the plan, calendar year 1990. Currently, M/A/R/C's income before taxes must exceed $5,174,500 in order for funds to accrue to the fund in any year. This fund is to be allocated by the Compensation Committee. Cash bonuses of $100,000 were awarded under this plan for 1996.

     This plan was terminated as of December 31, 1996.

NONSTATUTORY EXECUTIVE STOCK PLAN

     In 1991 the Board of Directors adopted a Nonstatutory Executive Stock Plan (the "NESP"), reserving 360,000 shares of M/A/R/C's common stock for issuance upon the exercise of options granted under the NESP. In September 1994, the NESP was amended to reserve an additional 450,000 shares for issuance. During 1996, 188,250 options to purchase shares of common stock were granted. 22,980 options were cancelled and 18,000 were exercised. At December 31, 1996: options on 612,795 shares of common stock were outstanding under the NESP at an average price of $7.91 per share; there were 167,805 shares still available for grant; and options on 298,260 shares were exercisable. The NESP is designed to attract, motivate, and retain highly competent management level employees.

     The Compensation Committee of the Board of Directors administers and interprets the NESP. The NESP provides for the granting of nonstatutory stock options on terms and at prices determined by the Committee; but the exercise price must not be less than the greater of (i) the book value or (ii) the par value of the common stock on the date of grant. Each option is exercisable after the period or periods specified in the option agreement, but no option may be exercised after the expiration of ten years from the date of grant. The options and the shares issued under the NESP are restricted securities.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLANS

     M/A/R/C maintains five supplemental executive retirement plans ("SERPs"). Three of the SERPs have vested and annual payments have commenced. One of the beneficiaries is Cecil B. Phillips, one of M/A/R/C's five most highly compensated executive officers. Mr. Phillips received $200,000 in 1996 and will receive $200,000 in 1997 and in each of the seven years following. The SERPs are unfunded general obligations for which M/A/R/C reserves each year. Subject to certain conditions, each of the SERPs vests after the covered employee reaches his or her retirement age under the Pension Plan. M/A/R/C has reserved an aggregate of $2,034,000 to cover these SERPs.

     If any key employee covered by a SERP dies or becomes disabled prior to the expiration of benefits, the benefits will be paid to the disabled employee or to a beneficiary named by the employee.

                              CERTAIN TRANSACTIONS

     M/A/R/C guaranteed a loan to Cecil B. Phillips as discussed at page 11 under the caption "Compensation Committee Interlocks and Insider Participation."

     M/A/R/C has an agreement with Elmer L. Taylor, Jr., Director and Vice Chairman of M/A/R/C's Board of Directors, under which Mr. Taylor is obligated not to compete with M/A/R/C, as discussed at page 9 under the caption "Compensation of Directors."

     SEE "INFORMATION CONCERNING THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD" and "EXECUTIVE COMPENSATION."

                                      II.

          PROPOSAL TO APPROVE THE M/A/R/C GROUP 1997 STOCK OPTION PLAN
                    (WITH LIMITED STOCK APPRECIATION RIGHTS)

     THE BOARD OF DIRECTORS BELIEVES THAT THE FOLLOWING PROPOSAL TO ADOPT THE M/A/R/C GROUP 1997 STOCK OPTION PLAN IS IN THE BEST INTEREST OF THE COMPANY AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THIS PROPOSAL. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR APPROVAL UNLESS SHAREHOLDERS SPECIFY OTHERWISE ON THEIR PROXY CARDS.

INTRODUCTION

     This Plan is substantially the same as the 1983 Stock Option Plan approved by the Board of the Company on March 10, 1983, and approved by the shareholders on July 28, 1983. That plan terminated by its terms on March 10, 1993, and options can no longer be granted under that plan. This Plan is intended to succeed the 1983 Stock Option Plan.

PURPOSE

     The purpose of this Plan is to advance the interests of the Company by providing an additional incentive to attract and to retain qualified and competent employees, officers, and directors, upon whose efforts and judgment the success of the Company and its subsidiaries is largely dependent, through the encouragement of stock ownership in the Company by those employees who contribute materially to the success and profitability of the Company.

TYPES OF PARTICIPATION

     The Plan presently provides for the issuance of Incentive Stock Options, Nonincentive Stock Options, and Limited SARs.

     An Incentive Stock Option is an option to purchase Common Stock that meets the requirements set forth in the Plan and also meets the definition of an "incentive stock option" set forth in section 422A of the Internal Revenue Code.

     A Nonincentive Stock Option is an option to purchase Common Stock which meets the requirements set forth in the Plan but does not meet the definition of an "incentive stock option" set forth in section 422A of the Code. Incentive Stock Options and Nonincentive Stock Options are sometimes collectively referred to herein as "Options."

     A Limited SAR is a right granted in conjunction with an Incentive Stock Option or a Nonincentive Stock Option that meets the requirements set forth in the Plan. Limited SARs provide the holder with an alternative to exercising the Option by entitling the holder to receive at a future date an amount equaling the appreciation (if any) in the value of the Common Stock during the period the Limited SAR is held. Upon exercising a Limited SAR, the Company will generally pay to the holder for each share of Common Stock for which the Limited SAR is exercised an amount in cash equal to the difference between the exercise price of the Option to which the Limited SAR relates and the highest price paid per share of Common Stock in any offer during the sixty (60) days preceding the exercise of the Limited SAR. Limited SARs may be exercised only in the event of a tender offer or exchange offer (other than one made by the Company) for forty percent (40%) or more of the Company's outstanding Common Stock and only during the thirty (30) days following expiration of the offer.

NUMBER OF SHARES SUBJECT TO PLAN

     The aggregate number of shares of Common Stock which may be issued upon exercise of Options granted under the Plan shall not exceed 500,000 shares, subject to adjustment as described below. See "Adjustments and Reorganizations." These shares may be made available from the Company's authorized but unissued Common Stock, from shares of Common Stock reacquired by the Company and held as treasury shares, or from a combination of both. The holders of Common Stock will not have any preemptive rights to purchase or subscribe for the shares reserved for issuance. If any Option under the Plan expires, terminates, or is canceled, in whole or in part, for any reason other than having been exercised (or treated as having been exercised by reason of the exercise of a related Limited SAR), shares subject to the unexercised portion may again be issued pursuant to the exercise of Options or Limited SARs granted under the Plan.

ELIGIBILITY

     The only employees eligible for grants of Options are directors, officers, and regular employees (currently, approximately 500 individuals) of the Company and its future subsidiaries, if any, who possess a capacity to contribute significantly to the successful performance of the Company. However, a director of the Company or of a subsidiary who is not also a regular employee of the Company or one of its subsidiaries will only be eligible for grants of Nonincentive Stock Options and will not be eligible to receive Incentive Stock Options under the Plan. An employee of the Company who files with the Committee an acceptable written waiver of eligibility to receive any Option under the Plan shall be ineligible to receive any Option for the duration of the waiver.

     The maximum aggregate fair market value (determined at the date of the grant) of the Incentive Stock Options that any individual employee may be granted in any calendar year shall not exceed $100,000. In addition, no person shall be granted an Incentive Stock Option who owns, directly (or indirectly through attribution under section 425(d) of the Code) at the date of the grant, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any subsidiary at the date of grant, unless the option price of the Incentive Stock Option is at least one hundred ten percent (110%) of the fair market value of the shares subject to the Option on the date the Option is granted, and the period during which the Option may be exercised does not exceed five (5) years from the date of grant. These two provisions of the Plan do not apply to Nonincentive Stock Option.

     The employees to whom Options are to be granted shall be determined from time to time by the Committee (as defined below) in its sole discretion. In granting Options, the Committee will consider the contribution the employee has made or may make to the success of the Company and is authorized to consult with Company personnel concerning these matters. While the concept of an eligible participant is somewhat flexible, as of December 31, 1996, approximately 150 persons (including seven directors) were, in the opinion of the Committee, eligible to participate in the Plan. Since employees, officers, and directors to whom grants of Options are to be made are to be determined from time to time by the Committee in its discretion, it is impossible at this time to indicate the number, names or positions of those persons who will receive Options or Limited SARs, or the number of shares for which Options or Limited SARs will be granted to any such person under the Plan.

     The Committee may attach to Options terms and conditions which it deems appropriate, including, without limitations, relating an Option to achievement of specific goals established by the Committee or to the continued employment of the Optionee for a specific period of time, provided that the terms and conditions are not more favorable than the Plan permits. Options granted to employees are in addition to other employment related benefits. Neither the Plan nor any Option confers any right to continuance of employment by the Company.

     For purposes of the Plan, a subsidiary is deemed to mean any corporation (other than the Company) in any unbroken chain of corporations beginning with the Company if, at the time of the granting of an Option under the Plan, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. As of December 31, 1996, the Company had one subsidiary.

ADMINISTRATION

     The Plan shall be administered by a committee consisting of three or more directors designated by the Company's Board of Directors; but if no committee is appointed, the Board shall administer the Plan. Any member of the committee may be removed by resolution of the Board and any vacancy filled by Board appointment. The Board has initially delegated authority to administer the Plan to the Compensation Committee of the Board (the "Committee"). At December 31, 1996, the Committee consisted of Cecil B. Phillips, Chairman, Thomas J. Tierney, and Rolan G. Tucker.

     Subject to the terms of the Plan, the Committee has authority to determine the individuals to whom Options or Limited SARs are to be granted, the number of shares of Common Stock to be the subject of such Options or Limited SARs, the option price per share, and all other terms and conditions of the Options and related Limited SARs, including, without limitation, at the time or times at which Options and Limited SARs will be granted, whether an Option will be an Incentive Stock Option or Nonincentive Stock Option, when an Option can be exercised, and whether in whole or in installments. The Committee may adopt rules and regulations for carrying out the Plan. In addition, the Committee has full power and authority to construe and to interpret the Plan, and the acts of the Committee are final and binding upon all interested parties, including the Company, its shareholders, its officers, and employees, recipients of grants under the Plan, and all persons claiming by or through those persons. All Committee decisions must be made by majority vote of Committee members at a meeting or without a meeting by written majority approval. The Plan shall be administered and interpreted so that all Incentive Stock Options granted under the Plan will qualify as such under section 422A of the Internal Revenue Code.

TERM OF THE PLAN

     The term of the Plan will begin upon its adoption by the Shareholders, and, unless sooner terminated by the Board or the Committee, terminates ten (10) years thereafter. The Plan shall remain in effect after its term for the sole purpose of administration of any Option or Limited SAR granted under the Plan. The expiration of the Plan, or termination thereof by the Board or the Committee, shall not affect any Option or Limited SAR previously granted.

GRANT OF OPTIONS

     Options granted under the Plan may be either Incentive Stock Options or Nonincentive Stock Options, or both, as the Board or Committee shall determine in its sole discretion. The date of grant of an Option under the Plan shall, for all purposes, be the date on which the Board or Committee makes the determination granting the Option. Each grantee of an Option ("Optionee") will be notified promptly of the grant of the Option and a written option agreement will promptly be executed and delivered by or on behalf of the Company to the grantee.

     If both Incentive Stock Options and Nonincentive Stock Options are granted to a single employee, the right to exercise, to the full extent thereof, Options of either type may not be made contingent in whole or in part upon the exercise of, or failure to exercise, Options of the other type. However, no Incentive Stock Option will be exercisable by an Optionee so long as there is any Incentive Stock Option outstanding that was granted before the granting of the Incentive Stock Option to purchase Common Stock or the stock of any other corporation that, at the time of granting the Incentive Stock Option, is a parent corporation, a subsidiary, or predecessor of the Company.

TERMS AND CONDITIONS OF OPTIONS

     Restrictions on Grants of Options to Directors. If the Committee administering the Plan does not consist of at least three (3) directors, each of whom is "disinterested," any grant of Options to a director by the Committee must satisfy all the following requirements of the Plan: (i) Options must be granted during the first three (3) business days of the month; (ii) in any calendar year, Options may not be granted to any director for more than five percent (5%) of the total number of shares for which Options may be granted under the Plan; (iii) Options may be exercised only after one (1) year has expired from the date of grant; and (iv) the exercise price of Options (whether the fair market value per share on the date such Options were granted. For purposes of the Plan, a director is deemed "disinterested" only if at the time he acts on granting of an Option or Limited SAR he is not eligible, and within one (1) year prior thereto has not been eligible, to receive Common Stock options for Common Stock or any rights with respect to Common Stock under the Plan or any other plan of the Company or its affiliates.

     Option Price. The option price per share shall be any price determined by the Committee; but the exercise price per share of Incentive Stock Options must not be less than the fair market value of the Common Stock on the day of grant, and the exercise price per share of Nonincentive Stock Options must not be less than 67% of the fair market value of the Common Stock on the date of grant. Under the Plan, the fair market value of the Common Stock is the last reported sale price of the Common Stock on the business day immediately preceding the date of grant.

     Exercise of Options and Payment. Each Option is exercisable in such amounts and at such intervals at the Committee determines in its sole discretion upon granting the Options. However, in no event shall an Option be exercisable more than ten (10) years after the date of grant. The Committee may, in its sole discretion, accelerate the date on which any Option may be exercised.

     If an Optionee's employment is terminated for cause, all rights of the Optionee under the Plan thereupon cease, and all Options granted to the Optionee under the Plan become void. The Plan also provides that all unexercised Options will terminate three (3) months after termination of an Optionee's employment for any reason other than cause. No Optionee is entitled to the privileges of stock ownership as to any shares not actually issued and delivered to him.

     An Option shall be exercised upon the Company's receipt of written notice in accordance with the terms of the Option. The exercise price of an Option may be paid in cash, by certified or cashier's check, by money order, by delivery of already owned shares of Common Stock having a Fair Market Value equal to the exercise price, or by delivery of a combination of the above. The Committee in its sole discretion may accept a personal check in full or partial payment of any shares.

     The use of already owned shares of Common Stock applies not only to payment for the exercise of an Option in a single transaction, but also to the "pyramiding" of already owned shares in successive, simultaneous exercises. In general, pyramiding permits an Optionee to start with as little as one share of Common Stock and exercise the entire Option to the extent then exercisable (no matter what the number of shares subject thereto), with no additional cash (except for fractional share adjustments) or investment other than the original share or shares of Common Stock used to exercise the Option. Consequently, the Optionee would receive Common Stock equal in value to the spread between the fair market value of the shares subject to the Option and the exercise price of the Option.

     An Incentive Stock Option may not be exercised by an Optionee in whole or in part while there is outstanding any previously granted Incentive Stock Option, granted to the Optionee by the Company or any subsidiary or by a parent corporation (as defined in section 425 of the Code) or predecessor corporation (as defined in Treasury Regulation Section 1.4220-2(f)(2)) of any such corporation. An Incentive Stock Option will, for the purpose of the preceding sentence, be considered outstanding until it is either exercised or expires by reason of lapse of time. The "sequencing" requirements and provisions discussed in this paragraph do not apply to the exercise of Nonincentive Stock Options granted under the Plan.

     Nontransferability. No Option or Limited SAR granted under the Plan is assignable or transferable by the Optionee other than by will or the laws of descent and distribution. During the lifetime of an Optionee, the Option is exercisable only by him.

     Adjustment and Reorganizations. To prevent dilution of the rights of a holder of an Option or Limited SAR, the Plan provides for adjustments of the number of shares issuable under the Plan, of the number of shares subject to outstanding Options and Limited SARs, and of the exercise price in the event of any stock dividend or any recapitalization resulting in a stock split-up, combination, or exchange of shares.

     Unless the Option provides otherwise, each outstanding Option will become immediately fully exercisable if shareholders of the Company approve (i) a plan of merger, consolidation, reorganization, liquidation, or dissolution in which the Company does not survive (unless such approval is subsequently abandoned), or (ii) a plan for the sale, lease, exchange, or disposition of substantially all the property and assets of the Company (unless the approval is subsequently abandoned). The Committee may, after giving appropriate written notice to any Optionee holding one or more outstanding unexercised Options, cancel any Option that has not been exercised within thirty (30) days (or such other period as the Committee shall determine after the date of the notice).

LIMITED STOCK APPRECIATION RIGHTS

     The Plan authorizes the Committee to grant Limited SARs with respect to all or any part of the shares of Common Stock covered by an Option granted under the Plan. Each Limited SAR shall be evidenced by a written agreement between the Company and Optionee. Limited SARs provide the holder with an alternative to exercising the Option by entitling the holder to receive, at a future date, an amount equaling the appreciation (if any) in the value of the Common Stock during the period the Limited SAR is held.

     A Limited SAR granted with respect to an Incentive Stock Option must be granted together with the Option. A Limited SAR granted with respect to a Nonincentive Stock Option may be granted with or subsequent to the grant of the Option. Each Limited SAR shall relate to a specific Option granted to that participant under the Plan (Related Option) and shall cover the same or such lesser number of shares as are covered by the Related Option as the Committee shall determine. Limited SARs shall be exercisable only by the person entitled to exercise the Related Option and may be exercised only during the period and to the extent of the number of shares for which the related Option may be exercised, and only in the event of a tender offer or exchange offer (other than one made by the Company) for forty percent (40%) or more of the Company's outstanding Common Stock and only during the thirty (30) days following expiration of the offer. When a Limited SAR is exercised, the Option to which it relates will cease to be exercisable to the extent of the number of shares with respect to which the Limited SAR was exercised, and no new Option shall be granted under this Plan with respect to those shares. Likewise, when an Option is exercised or terminated, the related Limited SAR shall terminate.

     Upon the exercise of Limited SARs granted in tandem with Incentive Stock Options, the holder thereof will receive an amount in cash equal to the excess of the fair market value of the Common Stock with respect to which the Limited SAR is exercised, over the option price of the related Option. In the case of Limited SARs granted with a Nonincentive Stock Option, the holder will receive an amount in cash equal to the excess of the highest per share price paid or to be paid in the tender offer or exchange offer during the sixty (60) days prior to the exercise of the Limited SARs. Any securities or properties that are paid or to be paid for shares in the offer shall be valued in determining offer price per share at the higher of (i) the valuation placed on the securities or properties by the corporation, person or entity making the offer or (ii) the valuation placed on the securities properties by the Committee.

AMENDMENT AND DISCONTINUATION OF PLAN

     The Plan will expire ten years after it is adopted by the Shareholders or at such earlier date as the Board or Committee may determine, and any Option outstanding on that date will remain outstanding until it has either expired or has been exercised. The Board of Directors or Committee, subject to Board approval, may amend, suspend, or terminate the Plan or any Option at any time as it may deem proper and in the best interests of the Company, except that the Board may not (i) modify [within the meaning of section 425(h) of the Code] any Incentive Stock Option, or (ii) substantially impair, except in case of terminated employment, the rights of any Optionee under an outstanding Option or Limited SAR without the affected Optionee's consent.

     In addition, no amendment shall be made in the Plan (i) increasing (except with respect to the adjustments described above in "Adjustments and Reorganizations") the total number of shares that may be issued or transferred under the Plan, or changing the class of employees eligible to receive Options, unless approved by the Shareholders of the Company,
(ii) granting any Incentive Stock Options at an option price less than that permitted under the Plan, (iii) extending the maximum period during which Options and Limited SARs may be exercised more than ten (10) years beyond their date of grant, or (iv) extending the Plan's termination date.

ADOPTION BY SHAREHOLDERS

     The adoption of The M/A/R/C Group 1997 Stock Option Plan requires a majority of the votes cast on the proposal.

                            INDEPENDENT ACCOUNTANTS

     Coopers & Lybrand L.L.P. served as M/A/R/C's independent auditors during fiscal 1996 and will continue as M/A/R/C's independent auditors during fiscal 1997. Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                   DATE FOR RECEIPT OF SHAREHOLDER PROPOSALS

     Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, shareholders may present proper proposals for inclusion in M/A/R/C's proxy statement and for consideration at its Annual Meeting of Shareholders by submitting their proposals in a timely manner. In order to be included for the Annual Meeting of Shareholders to be held in 1998, shareholder proposals must be received by M/A/R/C no later than December 31, 1997, and must otherwise comply with the requirements of Rule 14a-8.

                                            By Order of the Board of Directors

                                                   /s/ HAROLD R. CURTIS

                                                      Harold R. Curtis
                                                         Secretary

March 18, 1997
Irving, Texas

                               THE M/A/R/C GROUP
                           7850 NORTH BELT LINE ROAD
                              IRVING, TEXAS 75063
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

P
R
O
X
Y


     The undersigned (1) acknowledges receipt of the Notice, dated March 18, 1997, of the Annual Meeting of Shareholders of The M/A/R/C Group (the "Company") to be held at the principal offices of the Company, 7850 North Belt Line Road, Irving, Texas 75063, April 17, 1997, at 10:00 a.m., Dallas time, and the Proxy Statement attached to the Notice; and (2) appoints Cecil B. Phillips, Sharon M. Munger, and Harold R. Curtis, and each of them, as Proxies, each with power to appoint his substitute, to represent and vote, as designated below, all the shares of Common Stock, par value $1.00 per share, of the Company held of record by the undersigned on March 6, 1997 (the "Record Date"), or with respect to which the undersigned is entitled to vote and act, at the meeting and any adjournment(s) thereof.

     The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that the Proxies, their substitutes, or any of them, may lawfully do by virtue hereof.

                                                            ------------------
                                                                SEE REVERSE
                                                                    SIDE
                                                            ------------------

                               THE M/A/R/C GROUP
  PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.    [X]


1. Election of Directors, Nominees: Sharon M. Munger, Thomas J. Tlerney and Edward R. Anderson

     FOR                WITHHELD         FOR ALL
     ALL                  ALL             EXCEPT

     [ ]                  [ ]              [ ]         -------------------
                                                        Nominee Exception


2. Proposal to adopt The M/A/R/C Group 1997 Stock Option Plan (with Limited Stock Appreciation Rights)

     FOR               AGAINST           ABSTAIN

     [ ]                  [ ]              [ ]



 (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)



THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE PERSONS LISTED ABOVE AND IN THE PROXY STATEMENT, AND FOR ADOPTION OF THE M/A/R/C GROUP 1997 STOCK OPTION PLAN (WITH LIMITED STOCK APPRECIATION RIGHTS)

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) thereof.

SIGNATURE(S)                                        Dated:        , 1997
            ---------------------------------------       --------
SIGNATURE(S)                                        Dated:        , 1997
            ---------------------------------------       --------

Please execute this Proxy as your name appears herein. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person. If shares are held jointly, each shareholder named should sign.

                                  ESOP BALLOT
              CONFIDENTIAL VOTING INSTRUCTIONS FOR ANNUAL MEETING
         OF SHAREHOLDERS OF THE M/A/R/C GROUP TO BE HELD APRIL 17, 1997

     The undersigned participant in the M/A/R/C Inc. Employee Stock Ownership Plan (the "Plan") acknowledges receipt of (1) the Notice of Annual Meeting of Shareholders of The M/A/R/C Group (the "Company") to be held at the principal offices of the Company, 7850 North Belt Line Road, Irving, Texas, 75063,
April 17, 1997, at 10:00 a.m., Dallas time, and (2) the accompanying Proxy Statement. The undersigned directs Scudder Trust Company, Trustee, to vote (or cause to be voted) all shares of the Company's Common Stock allocated to the undersigned's account under the Plan and standing in the Trustee's name on March 6, 1997, as follows:




                                                              ----------------
                                                                 SEE REVERSE
                                                                     SIDE
                                                              ----------------

                               THE M/A/R/C GROUP
  PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.  [X]


1. Election of Directors, Nominees: Sharon M. Munger, Thomas J. Tlerney and Edward R. Anderson


     FOR               WITHHELD          FOR ALL
     ALL                 ALL              EXCEPT

     [ ]                 [ ]               [ ]       -------------------------
                                                          Nominee Exception

2. Proposal to adopt The M/A/R/C Group 1997 Stock Option Plan (with Limited Stock Appreciation Rights)


      FOR              AGAINST            ABSTAIN

      [ ]                [ ]                [ ]


3. In the discretion of the trustee or its proxies on any other matter that may properly come before the meeting.


      FOR              AGAINST            ABSTAIN

      [ ]                [ ]                [ ]


 (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

THESE CONFIDENTIAL VOTING INSTRUCTIONS ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

Name (Please Print)                                      Dated:       , 1997
                   --------------------------------------      -------
Signature of Participants                                Dated:       , 1997
                         --------------------------------      -------

Please sign your name as your account is maintained under the Plan and return promptly in the envelope provided.